                                                                     Exhibit 4.1

EXECUTION COPY

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                          LUXOTTICA U.S. HOLDINGS CORP.


                                U.S.$200,000,000

          3.94% Series A Senior Guaranteed Notes due September 3, 2008


                                 U.S.$45,000,000

          4.45% Series B Senior Guaranteed Notes due September 3, 2008


                                 U.S.$55,000,000

          4.45% Series C Senior Guaranteed Notes due September 3, 2010


                                   ----------

                             NOTE PURCHASE AGREEMENT

                                   ----------


                             Dated September 3, 2003


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                                TABLE OF CONTENTS

1    AUTHORIZATION OF NOTES; GUARANTEES......................................1


2    SALE AND PURCHASE OF NOTES..............................................2


3    CLOSING.................................................................2


4    CONDITIONS TO CLOSING...................................................3

  4.1      REPRESENTATIONS AND WARRANTIES....................................3

  4.2      PERFORMANCE; NO DEFAULT...........................................3

  4.3      COMPLIANCE CERTIFICATES...........................................3

  4.4      OPINIONS OF COUNSEL...............................................4

  4.5      PURCHASE PERMITTED BY APPLICABLE LAW, ETC.........................4

  4.6      SALE OF OTHER NOTES...............................................4

  4.7      PAYMENT OF SPECIAL COUNSEL FEES...................................4

  4.8      PRIVATE PLACEMENT NUMBER..........................................4

  4.9      CHANGES IN CORPORATE STRUCTURE....................................5

  4.10     PROCEEDINGS AND DOCUMENTS.........................................5

  4.11     AGENT FOR SERVICE OF PROCESS......................................5

  4.12     PARENT GUARANTEE..................................................5

  4.13     SUBSIDIARY GUARANTEE..............................................5

5    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARENT............5

  5.1      ORGANIZATION; POWER AND AUTHORITY.................................5

  5.2      AUTHORIZATION, ETC................................................6

  5.3      DISCLOSURE........................................................6

  5.4      ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES..............7

  5.5      FINANCIAL STATEMENTS..............................................7

  5.6      COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC......................7

  5.7      GOVERNMENTAL AUTHORIZATIONS, ETC..................................8

  5.8      LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.....................8

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
  5.9      TAXES.............................................................8

  5.10     TITLE TO PROPERTY; LEASES.........................................8

  5.11     LICENSES, PERMITS, ETC............................................9

  5.12     COMPLIANCE WITH ERISA.............................................9

  5.13     PRIVATE OFFERING BY THE COMPANY..................................10

  5.14     USE OF PROCEEDS; MARGIN REGULATIONS..............................10

  5.15     EXISTING INDEBTEDNESS............................................10

  5.16     FOREIGN ASSETS CONTROL REGULATIONS, ETC..........................11

  5.17     STATUS UNDER CERTAIN STATUTES....................................11

  5.18     PARI PASSU.......................................................11

  5.19     SOLVENCY.........................................................12

  5.20     CORPORATE BENEFIT................................................12

6    REPRESENTATIONS OF THE PURCHASER.......................................12

  6.1      PURCHASE FOR INVESTMENT..........................................12

  6.2      SOURCE OF FUNDS..................................................12

7    INFORMATION AS TO THE PARENT AND THE COMPANY...........................14

  7.1      FINANCIAL AND BUSINESS INFORMATION...............................14

  7.2      OFFICER'S CERTIFICATE............................................16

  7.3      INSPECTION.......................................................16

8    PREPAYMENT OF THE NOTES................................................17

  8.1      REQUIRED PREPAYMENTS.............................................17

  8.2      OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT......................18

  8.3      OPTIONAL PREPAYMENT FOR TAXES....................................18

  8.4      ALLOCATION OF PARTIAL PREPAYMENTS................................19

  8.5      MATURITY; SURRENDER, ETC.........................................19

  8.6      PURCHASE OF NOTES................................................20

  8.7      MAKE-WHOLE AMOUNT................................................20

9    AFFIRMATIVE COVENANTS..................................................21

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
  9.1      COMPLIANCE WITH LAW..............................................21

  9.2      INSURANCE........................................................22

  9.3      MAINTENANCE OF PROPERTIES........................................22

  9.4      PAYMENT OF TAXES.................................................22

  9.5      CORPORATE EXISTENCE, ETC.........................................22

  9.6      PARI PASSU RANKING...............................................23

10   NEGATIVE COVENANTS.....................................................23

  10.1     TRANSACTIONS WITH AFFILIATES.....................................23

  10.2     MERGER, CONSOLIDATION, ETC.......................................23

  10.3     LIENS............................................................25

  10.4     PRIORITY DEBT....................................................27

  10.5     SALE OF ASSETS...................................................27

  10.6     FINANCIAL CONDITION..............................................27

11   EVENTS OF DEFAULT......................................................28

12   REMEDIES ON DEFAULT, ETC...............................................29

  12.1     ACCELERATION.....................................................30

  12.2     OTHER REMEDIES...................................................30

  12.3     RESCISSION.......................................................30

  12.4     WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC...................31

13   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........................31

  13.1     REGISTRATION OF NOTES............................................31

  13.2     TRANSFER AND EXCHANGE OF NOTES...................................31

  13.3     REPLACEMENT OF NOTES.............................................32

14   PAYMENTS ON NOTES......................................................32

  14.1     PLACE OF PAYMENT.................................................32

  14.2     HOME OFFICE PAYMENT..............................................32

15   EXPENSES, ETC..........................................................33

  15.1     TRANSACTION EXPENSES.............................................33

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
  15.2     SURVIVAL.........................................................33

16   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...........34


17   AMENDMENT AND WAIVER...................................................34

  17.1     REQUIREMENTS.....................................................34

  17.2     SOLICITATION OF HOLDERS OF NOTES.................................34

  17.3     BINDING EFFECT, ETC..............................................35

  17.4     NOTES HELD BY COMPANY, ETC.......................................35

18   NOTICES................................................................35

19   REPRODUCTION OF DOCUMENTS..............................................36

20   CONFIDENTIAL INFORMATION...............................................36


21   SUBSTITUTION OF PURCHASER..............................................37


22   MISCELLANEOUS..........................................................38

  22.1     SUCCESSORS AND ASSIGNS...........................................38

  22.2     PAYMENTS DUE ON NON-BUSINESS DAYS................................38

  22.3     SEVERABILITY.....................................................38

  22.4     CONSTRUCTION.....................................................38

  22.5     COUNTERPARTS.....................................................38

  22.6     GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS...............38

  22.7     WITHHOLDING TAXES................................................39

  22.8     OBLIGATION TO MAKE PAYMENTS IN DOLLARS...........................42

  22.9     ADDITIONAL SUBSIDIARY GUARANTORS.................................43

SCHEDULE A        --     Information Relating to Purchasers
SCHEDULE B        --     Defined Terms
SCHEDULE 4.9      --     Changes in Corporate Structure
SCHEDULE 5.3      --     Disclosure Materials
SCHEDULE 5.4      --     Subsidiaries of the Parent and
                         Ownership of Subsidiary Shares
SCHEDULE 5.5      --     Financial Statements
SCHEDULE 5.8      --     Certain Litigation

                                       iv
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SCHEDULE 5.11     --     Licenses and Permits
SCHEDULE 5.14     --     Use of Proceeds
SCHEDULE 5.15     --     Existing Indebtedness
SCHEDULE 10.2     --     List of European Union Member Countries on the Date of
                         Closing
SCHEDULE 10.3     --     Existing Liens

EXHIBIT 1(a)(i)   --     Form of 3.94% Series A Senior Guaranteed Note
                         due September 3, 2008
EXHIBIT 1(a)(ii)  --     Form of 4.45% Series B Senior Guaranteed Note
                         due September 3, 2008
EXHIBIT 1(a)(iii) --     Form of 4.45% Series C Senior Guaranteed Note
                         due September 3, 2010
EXHIBIT 1(b)      --     Form of Parent Guarantee
EXHIBIT 1(c)      --     Form of Subsidiary Guarantee
EXHIBIT 1(d)      --     Form of Instrument of Accession to the Subsidiary
                         Guarantee
EXHIBIT 4.4(a)    --     Form of Opinion of Special U.S. Counsel for the
                         Company, the Parent and the Initial
                         Subsidiary Guarantor
EXHIBIT 4.4(b)    --     Form of Opinion of Special Italian Counsel for the
                         Company, the Parent and the Initial
                         Subsidiary Guarantor
EXHIBIT 4.4(c)    --     Form of Opinion of Special Counsel for the Purchasers

                                        v
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                          LUXOTTICA U.S. HOLDINGS CORP.
                              44 Harbor Park Drive
                            Port Washington, NY 11050

                             LUXOTTICA GROUP S.p.A.
                                   Via Cantu 2
                               Milan 20123, Italy


                             Note Purchase Agreement


                                U.S.$200,000,000

          3.94% Series A Senior Guaranteed Notes due September 3, 2008

                                 U.S.$45,000,000

          4.45% Series B Senior Guaranteed Notes due September 3, 2008

                                 U.S.$55,000,000

          4.45% Series C Senior Guaranteed Notes due September 3, 2010


                                                               September 3, 2003

TO EACH OF THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

     Luxottica U.S. Holdings Corp., a corporation incorporated in Delaware (the "Company") and Luxottica Group S.p.A., a corporation incorporated in Italy (the "Parent"), agree with you as follows:

1    AUTHORIZATION OF NOTES; GUARANTEES.

     (a) The Company will authorize the issue and sale of U.S.$200,000,000 aggregate principal amount of its 3.94% Series A Senior Guaranteed Notes due September 3, 2008 (the "Series A Notes"), U.S.$45,000,000 aggregate principal amount of its 4.45% Series B Senior Guaranteed Notes due September 3, 2008 (the "Series B Notes") and U.S.$55,000,000 aggregate principal amount of its 4.45% Series C Senior Guaranteed Notes due September 3, 2010 (the "Series C Notes" and, together with the Series A Notes and the Series B Notes, the "Notes", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1(a)(i) - (iii), with such changes therefrom,

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if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

     (b) The payment of the principal of, interest on, and Make-Whole Amounts or Modified Make-Whole Amounts, if any, with respect to the Notes and the performance by the Company of its obligations under this Agreement and the Other Agreements (as defined below) will be guaranteed by the Parent pursuant to the guarantee provided in the Parent Guarantee (the "Parent Guarantee") substantially in the form of Exhibit 1(b) hereto.

     (c) The payment of the principal of, interest on, and Make-Whole Amounts or Modified Make-Whole Amounts, if any, with respect to the Notes and the performance by the Company of its obligations under this Agreement and the Other Agreements (as defined below) will be guaranteed by the Initial Subsidiary Guarantor and any Additional Subsidiary Guarantor, pursuant to the Subsidiary Guarantee (the "Subsidiary Guarantee") substantially in the form of Exhibit 1(c) hereto.

2    SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3    CLOSING.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Latham & Watkins, 99 Bishopsgate, London EC2M 3XF 7HJ, at 3:00 p.m., London time, at a closing (the "Closing") on September 3, 2003. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least U.S.$500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of UniCredito Italiano, New York Branch, to account number 2000193001367 at Wachovia Bank, New York ABA No. 026005092, SWIFT: PNBPUS3NNYC, for further benefit of the Company to account number 1090117953 at UniCredito Italiano SWIFT: UNCRUS33. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the

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conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4    CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     4.1  REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of the Company and the Parent in this Agreement shall be correct in all Material respects when made and at the time of the Closing, except for any representation and warranty which speaks as of a particular date, in which case such representation and warranty shall be correct in all Material respects as of such date.

     4.2  PERFORMANCE; NO DEFAULT.

     Each of the Company and the Parent shall have performed and complied with all agreements and conditions contained in this Agreement, and the Initial Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in the Subsidiary Guarantee, required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing.

     4.3  COMPLIANCE CERTIFICATES.

          (a) OFFICER'S CERTIFICATE. Each of the Company and the Parent shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and
     4.9 have been fulfilled.

          (b) SECRETARY'S CERTIFICATE. The Secretary, or an equivalent officer, of the Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements. The Secretary, or an equivalent officer, of the Parent shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Agreements.

          (c) INITIAL SUBSIDIARY GUARANTOR OFFICER'S CERTIFICATES. The Initial Subsidiary Guarantor shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1 and 4.2, in each case with respect to such Subsidiary Guarantee only, have been fulfilled.

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          (d)  INITIAL SUBSIDIARY GUARANTOR SECRETARY'S CERTIFICATES. The
     Secretary, or an equivalent officer, of the Initial Subsidiary Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guarantee.

     4.4  OPINIONS OF COUNSEL.

     You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Winston & Strawn LLP, U.S. legal advisers for the Company, the Parent and the Initial Subsidiary Guarantor, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company, the Parent and the Initial Subsidiary Guarantor hereby instruct their counsel to deliver such opinion to you); (b) from Grimaldi e Associati, Italian legal advisers for the Parent and the Initial Subsidiary Guarantor, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Parent and the Initial Subsidiary Guarantor hereby instruct its counsel to deliver such opinion to you); and (c) from Latham & Watkins, your special counsel in connection with such transactions covering such other matters incident to such transactions as you may reasonably request.

     4.5  PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

     On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     4.6  SALE OF OTHER NOTES.

     Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

     4.7  PAYMENT OF SPECIAL COUNSEL FEES.

     Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     4.8  PRIVATE PLACEMENT NUMBER.

     A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     4.9  CHANGES IN CORPORATE STRUCTURE.

     Except as specified in Schedule 4.9, neither the Company nor the Parent shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     4.10 PROCEEDINGS AND DOCUMENTS.

     All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

     4.11 AGENT FOR SERVICE OF PROCESS.

     CT Corporation System shall have accepted its appointment pursuant to
Section 22.6 of this Agreement, Section 8 of the Parent Guarantee and Section 5 of the Subsidiary Guarantee, respectively, as agent for service of process for the Company, the Parent and the Initial Subsidiary Guarantor through September 3, 2011.

     4.12 PARENT GUARANTEE.

     The Parent Guarantee shall have been duly authorized, executed and delivered by the Parent and you shall have received a fully executed counterpart thereof, and on the date of the Closing, such Parent Guarantee shall be in full force and effect and shall constitute the legal, valid and binding obligation of the Parent.

     4.13 SUBSIDIARY GUARANTEE.

     The Subsidiary Guarantee shall have been duly authorized, executed and delivered by the Initial Subsidiary Guarantor and you shall have received a fully executed counterpart thereof, and on the date of the Closing, such Subsidiary Guarantee shall be in full force and effect and shall constitute the legal, valid and binding obligation of the Initial Subsidiary Guarantor.

5    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARENT.

     The Company and the Parent (as applicable) represent and warrant to you that:

     5.1  ORGANIZATION; POWER AND AUTHORITY.

     Each of the Company, the Parent and the Initial Subsidiary Guarantor is a corporation duly organized, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a

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foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company, the Parent and the Initial Subsidiary Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, and to execute and deliver, as applicable, this Agreement, the Other Agreements, the Parent Guarantee and the Subsidiary Guarantee and to perform the provisions hereof and thereof and the Company has the corporate power and authority to execute and deliver the Notes and to perform the provisions thereof.

     5.2  AUTHORIZATION, ETC.

     Each of (a) this Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, (b) this Agreement and the Other Agreements have been duly authorized by all necessary corporate action on the part of the Parent, and this Agreement and the Other Agreements constitute a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, (c) the Parent Guarantee has been duly authorized by all necessary corporate action on the part of the Parent and the Parent Guarantee constitute a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms and (d) the Subsidiary Guarantee has been duly authorized by all necessary corporate action on the part of the Initial Subsidiary Guarantor and the Subsidiary Guarantee constitute a legal, valid and binding obligation of the Initial Subsidiary Guarantor enforceable against Initial Subsidiary Guarantor in accordance with its terms, except, with respect to CLAUSES (a), (b), (c) and (d) as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3  DISCLOSURE.

     The Company and the Parent, through their agent, Deutsche Bank Securities Inc., have delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated July 3, 2003 (the "Memorandum"), relating to the transactions contemplated hereby. Except as disclosed in Schedule 5.3, this Agreement, the Parent Guarantee, the Subsidiary Guarantee, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3, as of their respective dates, and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since June 30, 2003, there has been no change in the financial condition, operations, business or properties of the

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Company, the Parent or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     5.4  ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.

          (a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Parent's Material Subsidiaries, showing, as to each such Material Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital or similar equity interests outstanding owned by the Parent and each Material Subsidiary.

          (b) All of the outstanding shares of capital or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent and its Material Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and (where such concept is applicable) in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     5.5  FINANCIAL STATEMENTS.

     The Parent has delivered to you and each Other Purchaser copies of the financial statements of the Group listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) present fairly in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     5.6  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

     The execution, delivery and performance by the Company, the Parent and the Initial Subsidiary Guarantor of this Agreement, the Notes, the Parent Guarantee and the Subsidiary Guarantee, as applicable, will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Parent or any Subsidiary is bound or by which the Parent or any Subsidiary or any of their respective properties may be

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bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent or any Subsidiary.

     5.7  GOVERNMENTAL AUTHORIZATIONS, ETC.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company, the Parent or the Initial Subsidiary Guarantor of this Agreement, the Notes, the Parent Guarantee or the Subsidiary Guarantee, except for information filings made with the SEC pursuant to the Exchange Act.

     5.8  LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

          (a) Except as disclosed in Schedule 5.8, as of the date of this Agreement, there are no actions, suits or proceedings pending or, to the knowledge of the Company or the Parent, threatened against or affecting the Parent or any Subsidiary or any property of the Parent or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Parent nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     5.9  TAXES.

     The Parent and each of its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent or any Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The statute of limitations has expired for the Federal income tax returns of the Company and its Subsidiaries and the tax liabilities shown on such returns have been paid to the Internal Revenue Service for all fiscal years up to and including the fiscal year ended December 31, 1999.

     5.10 TITLE TO PROPERTY; LEASES.

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     The Parent and each of its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Parent or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

     5.11 LICENSES, PERMITS, ETC.

     Except as disclosed in Schedule 5.11, the Parent and each of its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

     5.12 COMPLIANCE WITH ERISA.

          (a) The Parent and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Parent nor any ERISA Affiliate have incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Parent or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The Parent and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (c) The expected postretirement benefit obligation (determined as of the last day of the Parent's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent and its Subsidiaries is not Material.

          (d) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Parent in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

          (e) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Parent nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan.

     5.13 PRIVATE OFFERING BY THE COMPANY.

     Neither the Company, the Parent nor anyone acting on their behalf has offered the Notes, the Parent Guarantee or the Subsidiary Guarantee or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Note, the Parent Guarantee and the Subsidiary Guarantee at a private sale for investment. Neither the Company, the Parent nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     5.14 USE OF PROCEEDS; MARGIN REGULATIONS.

     The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company or the Parent in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries, or the consolidated assets of the Parent and its Subsidiaries, and neither the Company nor the Parent have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U. None of the proceeds from the sale of the Notes will be used for any unlawful payments to governmental officials.

     5.15 EXISTING INDEBTEDNESS.

     Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness for borrowed money of the Parent and its Subsidiaries as of June 30, 2003, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Parent or its Subsidiaries.(1) Neither the Parent nor any Subsidiary

----------
(1) Schedule 5.15 will describe all debt facilities in excess of $25,000,000 and give the maximum aggregate amount of all remaining debt.

is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent or any Subsidiary the outstanding principal amount of which exceeds U.S.$10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     5.16 FOREIGN ASSETS CONTROL REGULATIONS, ETC.

     Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the United States Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     5.17 STATUS UNDER CERTAIN STATUTES.

     Neither the Parent nor any Subsidiary:

          (a) is subject to regulation under the United States Investment Company Act of 1940, as amended, the United States Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the United States Federal Power Act, as amended;

          (b) is or will become a Person or entity described by section 1 of Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (2001), and, to the best knowledge and belief of the Parent, engage or will engage in any dealings or transactions, or are or will be otherwise associated, with any such Persons or entities; and

          (c) is or will be in violation of the USA Patriot Act of the United States, as amended from time to time.

     5.18 PARI PASSU

     All obligations and liabilities of the Company under this Agreement and under the Notes rank in right of payment at least PARI PASSU with all of the Company's other unsecured and unsubordinated senior Indebtedness, except for those obligations that are mandatorily preferred by law.

     All obligations and liabilities of the Parent under the Parent Guarantee will be unsecured general obligations of the Parent and rank in right of payment at least PARI PASSU with all the Parent's other unsecured and unsubordinated senior Indebtedness, except for those obligations that are mandatorily preferred by law.

     All obligations and liabilities of the Initial Subsidiary Guarantor under the Subsidiary Guarantee are unsecured general obligations of the Initial Subsidiary Guarantor and rank in right of payment at least PARI PASSU with all the Initial

Subsidiary Guarantor's other unsecured and unsubordinated senior Indebtedness, except for those obligations that are mandatorily preferred by law.

     5.19 SOLVENCY

     Each of the Company, the Parent and the Initial Subsidiary Guarantor is, and upon giving effect to the issuance of the Notes will be, a "solvent institution", as said term is used in section 1405(c) of the New York State Insurance Law, whose "obligations are not in default as to principal or interest", as said terms are used in said section 1405(c), and the Initial Subsidiary Guarantor is Solvent.

     5.20 CORPORATE BENEFIT

     Having taken into account the financial interdependence and mutual reliance between the Company, the Initial Subsidiary Guarantor, the Parent and its Subsidiaries, the continuing financial and other assistance from time to time given by the Initial Subsidiary Guarantor to the Company and the Parent and its Subsidiaries, and vice versa, the Initial Subsidiary Guarantor will derive material benefits, directly or indirectly, from the financing obtained through the Notes, both as a separate corporate entity and as a member of the Group.

6    REPRESENTATIONS OF THE PURCHASER.

     6.1  PURCHASE FOR INVESTMENT.

     You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     6.2  SOURCE OF FUNDS.

     You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph
     (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d)  the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source is an "insurance company general account", as such term is defined in the Department of Labor Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTCE 95-60") and as of the date of this Agreement there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such "employee benefit plan" and all other "employee benefit plans" maintained by the same employer (and affiliates thereof as defined in section V(a)(1) of PTCE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTCE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTCE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of your domicile; or

          (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

          (h) the Source is an account held directly or indirectly by a bank organised under the laws of the Republic of Ireland.

     As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

7    INFORMATION AS TO THE PARENT AND THE COMPANY.

     7.1  FINANCIAL AND BUSINESS INFORMATION.

     The Parent shall deliver to each holder of Notes that is an Institutional
Investor:

          (a) QUARTERLY STATEMENTS OF THE PARENT -- within 120 days after the end of each of the first three quarters of each fiscal year of the Parent, duplicate copies of,

               (i) an unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period, and

               (ii) unaudited consolidated statements of income, shareholders' equity and cash flows of the Parent and its Subsidiaries for such period,

     setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as presenting fairly, in all material respects, the consolidated financial position of the Parent and its Subsidiaries being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Current Report on Form 6-K containing such financial information and furnished to the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) ANNUAL STATEMENTS OF THE PARENT -- within 180 days after the end of each fiscal year of the Parent, duplicate copies of,

               (i) an audited consolidated balance sheet of the Parent and its Subsidiaries, as at the end of such year, and

               (ii) audited consolidated statements of income, shareholders' equity and cash flows of the Parent and its Subsidiaries, for each such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent chartered accountants of international standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and their consolidated results of operation and cash flows for the period covered thereby and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with general accepted accounting principles and that such audit provides a reasonable basis for such opinion in the circumstances; provided that the delivery within the time period specified above of the Parent's Annual Report on Form 20-F for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefore and filed with the SEC, together with the accountant's opinion described above, shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) ANNUAL STATEMENTS OF THE COMPANY -- within 180 days after the end of each fiscal year of the Company, duplicate copies of an audited consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and audited consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries, for each such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent chartered accountants of international standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the date thereof and their consolidated results of operation and cash flows for the period covered thereby and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with general accepted accounting principles and that such audit provides a reasonable basis for such opinion in the circumstances;

          (d) STOCK EXCHANGE AND SEC REPORTS -- promptly upon their becoming available, one copy of (i) each press release, report, circular, notice or proxy statement or similar statement (together with a summary in English where the original is not in the English language) sent by the Parent or any Subsidiary to public securities holders of the Parent generally (whether pursuant to the rules of the the New York Stock Exchange, the Italian Stock Exchange, Italian securities laws or otherwise), (ii) each regular or periodic report, registration statement (without exhibits except as expressly requested by such holder) and each prospectus and all amendments thereto filed or furnished by the Parent or any Subsidiary with the Securities Exchange Commission;

          (e) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within ten days after a Senior Financial Officer of the Parent becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Parent is taking or proposes to take with respect thereto;

          (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any written notice to the Parent or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (g) ENVIRONMENTAL MATTERS -- promptly, and in any event within ten days after a Responsible Officer becoming aware of them, copies of any written notice to the Parent or any Subsidiary from any Federal or state Governmental Authority relating to any order or ruling under or violation of any Environmental Law that could reasonably be expected to have a Material Adverse Effect; and

          (h) REQUESTED INFORMATION - subject to the terms of Section 7.3(c), promptly, such other data, information and explanations in English relating to the business, operations, affairs, finanical condition, financial statements, assets or properties of the Company or the Parent or any of its Material Subsidiaries as any holder of Notes may reasonably request. A reasonable request shall include a request from any holder of Notes stating that the SVO has requested in writing such information in order to assign or maintain a designation of the Notes.

     7.2  OFFICER'S CERTIFICATE.

     Each set of financial statements delivered to a holder of Notes pursuant to
Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Parent was in compliance with the requirements of Sections 10.3 through10.6 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Parent or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Parent shall have taken or proposes to take with respect thereto.

     7.3  INSPECTION.

          (a) NO DEFAULT. If no Default or Event of Default then exists, the Parent shall permit the representatives of each holder of Notes that is an

     Institutional Investor, at the expense of such holder and upon reasonable prior notice to the Company or the Parent, to visit the principal executive office of the Company and/or the Parent during normal business hours, to discuss the affairs, finances and accounts of the Company and/or the Parent and its Subsidiaries with the consent of the Company's or the Parent's available officers, as the case may be, and to visit, with the consent of the Parent, the other offices and properties of the Parent and/or the Company at such reasonable times and as often as may be reasonably requested in writing.

          (b) DEFAULT. If a Default or Event of Default then exists, the Parent shall permit the representatives of each holder of Notes that is an Institutional Investor, at the expense of Parent and upon prior notice to the Company and the Parent, to visit and inspect any of the offices or properties of the Parent or any Subsidiary during normal business hours, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Parent authorizes said accountants to discuss the affairs, finances and accounts of the Parent and its Subsidiaries), all at such times and as often as may be requested.

          (c) Neither the Company nor the Parent shall be obligated to disclose information pursuant to this Section 7.3 or pursuant to Section 7.1(h), if
     (i) after consultation with counsel, the Parent determines that it or any of its Subsidiaries or Affiliates, may be prohibited from disclosing such information by law or regulation, (ii) the Parent or any of its Subsidiaries, as the case may be, is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement binding upon the Parent or such Subsidiary, as the case may be, and not entered into in contemplation of this clause (ii), (iii) constitutes attorney-work product or is covered by attorney-client or any other recognized privilege, or (iv) as a result of such disclosure the Parent would be required to file the same or similar information with the SEC or to otherwise publicly disclose such information under applicable law or the SEC's rules and regulations regarding disclosure; provided that (x) in the case of subclause (ii) above, the Company and the Parent shall, and shall cause any Subsidiary to, make a good faith attempt to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and (y) in the case of subclause (iv) above, the Company and the Parent shall, and shall cause any Subsidiary to, have promptly aproached the SEC or other relevant governmental or regulatory body and requested confirmation from a senior official thereof to the effect that the Company, the Parent or any Subsidiary, as the case may be, may disclose such information to holders of the Notes without having to disclose such information publicly or otherwise be in breach of applicable law, or the rules and regulations of the SEC, and shall not have received confirmation to such effect in form and substance satisfactory to the Company or the Parent.

8    PREPAYMENT OF THE NOTES.

     8.1  REQUIRED PREPAYMENTS.

     On September 3, 2006 and on each September 3rd thereafter to and including September 3, 2008 the Company will prepay U.S.$66,666,667 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes at par and without payment of the Make-Whole Amount or any premium, PROVIDED that upon any partial prepayment of the Series A Notes pursuant to Section 8.2 or purchase of the Series A Notes permitted by Section 8.6 the principal amount of each required prepayment of the Series A Notes becoming due under this
Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment or purchase.

     The entire principal amount of the Series B Notes shall become due and payable on September 3, 2008.

     On September 3, 2006 and on each September 3rd thereafter to and including September 3, 2010 the Company will prepay U.S.$11,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series C Notes at par and without payment of the Make-Whole Amount or any premium, PROVIDED that upon any partial prepayment of the Notes pursuant to Section 8.2 or purchase of the Series C Notes permitted by Section 8.6 the principal amount of each required prepayment of the Series C Notes becoming due under this Section
8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series C Notes is reduced as a result of such prepayment or purchase.

     8.2  OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

     The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, at 100% of the principal amount so prepaid, plus accrued interest and the Make-Whole Amount, if any, determined as of the prepayment date with respect to the principal amount of the Notes being prepaid. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     8.3  OPTIONAL PREPAYMENT FOR TAXES.

     In the event that the Company or the Parent (assuming that the Parent is required to make a payment) determines that any interest payments with respect to the Notes will require the payment of Additional Amounts by the Company or the Parent pursuant to the provisions of Section 22.7 hereof, the Company shall have the

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

privilege of prepaying the outstanding Notes requiring the payment of such Additional Amounts by payment of the principal amount of such Notes and accrued interest thereon to the date of such prepayment, together with the Modified Make-Whole Amount, if applicable to the Notes to be prepaid, together with any relevant Additional Amounts.

     The Company will give each holder written notice of each optional prepayment under this Section 8.3 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the principal amount of each Note, if any, held by such holder to be prepaid determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, shall contain a description in reasonable detail of the Additional Amount that is the cause of the Company's delivering such prepayment notice, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Modified Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of such prepayment), setting forth the details of such computation. No Note of any holder shall be prepaid pursuant to this Section 8.3 if such holder shall, not less than five Business Days prior to the date specified for prepayment of such
Note in the notice given by the Company in accordance with this Section 8.3, deliver a written notice to the Company (which notice shall be binding on any transferee of such Note), stating that such holder waives any right to any payment under Section 22.7 hereof in respect of the specific event or condition (including with respect to the continuing or future effects of such specific event or condition on subsequent payments) that shall have given rise to the Company's prepayment right under this Section 8.3 (it being agreed that no such waiver shall constitute a waiver of any other right to receive a payment under
Section 22.7 hereof in respect of any event or condition other than the specific event or condition in respect of which such waiver shall be given). Two Business Days prior to such prepayment, the Company will deliver to each holder a certificate of a Senior Financial Officer of the Company specifying the calculation of such Modified Make-Whole Amount, if any, as of the specified prepayment date.

     8.4  ALLOCATION OF PARTIAL PREPAYMENTS.

     In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     8.5  MATURITY; SURRENDER, ETC.

     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or Modified Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     8.6  PURCHASE OF NOTES.

     Neither the Company nor the Parent will permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of at least 25% of the aggregate principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by the Company, the Parent or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     8.7  MAKE-WHOLE AMOUNT.

     The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

     "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Sections 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

     "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Market Service (or such other display as may replace Page PX1 on the Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life or Remaining Life, as applicable, of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life or Remaining Life, as applicable, of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life or Remaining Life, as applicable, and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life or Remaining Life, as applicable.

     "Remaining Average Life" means, with respect to any Called Principal in respect of a Series A Note or a Series C Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Life" means, with respect to any Called Principal in respect of a Series B Note, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the maturity date of the Series B Note.

     "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Sections 8.2, 8.3 or 12.1.

     "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Sections
8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9    AFFIRMATIVE COVENANTS.

     The Company and the Parent covenant that so long as any of the Notes are outstanding:

     9.1  COMPLIANCE WITH LAW.

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

     The Parent will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.2  INSURANCE.

     The Parent will and will cause each of its Material Subsidiaries to maintain insurance for its properties and businesses with reputable underwriters or insurance companies against those risks, and to the extent (including deductibles, co-insurance and self-insurance) as is customarily insured against by prudent companies located in the same or a similar location and carrying on a similar business.

     9.3  MAINTENANCE OF PROPERTIES.

     The Parent will and will cause each of its Subsidiaries to maintain and keep in good repair, or cause to be maintained and kept in good repair, their respective Material properties used or useful in its business, so that the business carried on in connection therewith may be properly conducted at all times, subject to any Asset Dispositions permitted by this Agreement and provided that this Section shall not prevent the Parent or any Subsidiary from discontinuing the operation and the maintenance of any of its properties, as the case may be, if such discontinuance is desirable in the conduct of its business and the Parent or such Subsidiary, as the case may be, has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.4  PAYMENT OF TAXES.

     The Parent will and will cause each of its Subsidiaries to file all income tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Parent nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Parent or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     9.5  CORPORATE EXISTENCE, ETC.

     Subject to Section 10.2, the Parent will and will cause the Company, its other Material Subsidiaries and any Subsidiary Guarantor at all times to preserve and keep in full force and effect its corporate existence (except such Subsidiaries that are merged or liquidated into, or consolidated or amalgamated with, the Parent or another Subsidiary), unless, in the good faith judgment of the Parent, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.6  PARI PASSU RANKING.

     The Parent will ensure that (x) the obligations of the Company under this Agreement and the Notes rank at least PARI PASSU, without preference or priority, at all times with the other outstanding unsecured and unsubordinated present and future senior Indebtedness of the Company, except for those obligations that are mandatorily preferred by law and (y) the obligations of the Parent under the Parent Guarantee rank at least PARI PASSU, without preference or priority, at all times with the other outstanding unsecured and unsubordinated present and future senior Indebtedness of the Parent, except for those obligations that are mandatorily preferred by law.

10   NEGATIVE COVENANTS.

     The Company and the Parent covenant that so long as any of the Notes are outstanding:

     10.1 TRANSACTIONS WITH AFFILIATES.

     The Parent will not, and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Parent or another Subsidiary), except pursuant to the reasonable requirements of the Parent's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     10.2 MERGER, CONSOLIDATION, ETC.

     The Parent will not, and will not permit the Company or any Subsidiary Guarantor to, consolidate, merge or amalgamate with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

          (a) in the case of the Parent, (A) the Parent would be the surviving corporation or (B) if the surviving corporation is not the Parent then (x) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Parent as an entirety, as the case may be, would be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), Canada or a country which is a member of the European Union as at the date of Closing as set forth on Schedule 10.2 hereto (other than Greece and Spain), (y) no Event of Illegality or Currency Restriction Event would arise as a result of such consolidation, merger, amalgamation, conveyance, transfer or lease or the assumption of the obligations of the Parent under this Agreement and (z) the surviving corporation assumes the obligations of the Parent under the Parent Guarantee pursuant to documents reasonably satisfactory to the Required Holders and causes to be delivered to each holder of Notes a legal opinion from a nationally recognized law firm in the jursidiction of the surviving corporation as to the enforceability of all agreements relating to such assumption, subject to customary exceptions, assumptions and qualifications;

          (b) in the case of the Company, (A) the Company would be the surviving corporation or (B) if the surviving corporation is not the Company then (w) such surviving corporation would be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), (x) no Event of Illegality or Currency Restriction Event would arise as a result of such consolidation, merger, amalgamation, conveyance, transfer or lease or the assumption of the obligations of the Company under this Agreement and the Notes, (y) the Parent reaffirms its obligations under the Parent Guarantee and (z) the surviving corporation assumes the obligations of the Company under this Agremeent and the Notes pursuant to documents reasonably satisfactory to the Required Holders and causes to be delivered to each holder of Notes a legal opinion from a nationally recognized law firm in the jursidiction of the surviving corporation as to the enforceability of all agreements relating to such assumption, subject to customary exceptions, assumptions and qualifications;

          (c) in the case of the Initial Subsidiary Guarantor, (A) the Initial Subsidiary Guarantor would be the surviving corporation or (B) if the surviving corporation is not the Initial Subsidiary Guarantor then (w) such surviving corporation would be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), Canada or a country which is a member of the European Union as at the date of Closing as set forth on Schedule 10.2 hereto (other than Greece and Spain), (x) no Event of Illegality or Currency Restriction Event would arise as a result of such consolidation, merger, amalgamation, conveyance, transfer or lease or the assumption of the obligations of the Initial Subsidiary Guarantor under this Agreement and the Notes, and (y) the surviving corporation assumes the obligations of the Initial Subsidiary Guarantor under the Subsidiary Guarantee pursuant to documents reasonably satisfactory to the Required Holders and causes to be delivered to each holder of Notes a legal opinion from a nationally recognized law firm in the jursidiction of the surviving corporation as to the enforceability of all agreements relating to such assumption, subject to customary exceptions, assumptions and qualifications; and

          (d) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

     No such conveyance, transfer or lease of substantially all of the assets of the Company, the Parent or the Initial Subsidiary Guarantor shall have the effect of releasing the Company, the Parent or the Initial Subsidiary Guarantor, as the case may be, or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement, the Notes, the Parent Guarantee or the Subsidiary Guarantee, as applicable.

     10.3 LIENS.

          (a) Other than Permitted Liens, neither the Parent nor any other member of the Group will create or permit to subsist any Lien securing any of its Indebtedness on or with respect to any property or asset of the Parent or such other member of the Group, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured so long as such other Indebtedness shall be so secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property.

          (b) Paragraph (a) above shall not apply to the following Liens (each a "Permitted Lien"):

               (i) any netting or set-off or other similar Lien arrangement entered into by any member of the Group in the ordinary course of its banking arrangements in favor of a bank;

               (ii) any Lien arising by operation of law and in the ordinary course of trading;

               (iii) any Lien over or affecting any asset acquired by a member of the Group after the date of the Closing if:

                       (A) the Lien was in existence on the date of such acquisition and was not created in contemplation of the acquisition of that asset by a member of the Group; and

                       (B) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group;

               (iv) any Lien over or affecting any asset of any company that becomes a member of the Group after the date of the Closing (a "Newly-Acquired Subsidiary"), where the Lien is created prior to the date on which the Newly-Acquired Subsidiary becomes a member of the Group, if:

                       (A) the Lien was in existence on the date of such acquisition and was not created in contemplation of the acquisition of the Newly-Acquired Subsidiary; and

                       (B) the principal amount secured has not increased in contemplation of or since the acquisition of the Newly-Acquired Subsidiary other than as permitted by a revolving credit facility or other arrangement entered into by the Newly-Acquired Subsidiary that is in effect at the time of, and not entered into in contemplation of, the acquisition;

               (v) any Lien created with the prior written consent of the Required Holders;

               (vi) any Lien over goods and documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of trading;

               (vii) any Lien existing on the date of Closing and disclosed in writing to the purchasers of the Notes on Schedule 10.3 hereto and any Lien securing Indebtedness that refinances the Indebtedness secured by any such existing Lien so long as the principal amount of the Indebtedness secured by such Lien does not increase and such Lien is not extended to other property;

               (viii) any Lien for taxes, assessments or other governmental charges not yet delinquent or being contested in good faith;

               (ix) any Lien incidental to the normal conduct of the business of the Parent or any Subsidiary or the ownership of their properties or assets which are not incurred in connection with the incurrence of any Indebtedness and which do not in the aggregate materially impair the use of such property in the operation of the business of the Group taken as a whole or materially impair the value of such properties for the purpose of such business, including, without limitation, Liens (i) in connection with workers' compensation, unemployment insurance, social security and other like laws; (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and performance bonds, bids, leases (other than capital leases), purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or other payment of the deferred purchase price of property; (iii) to secure the claims of mechanics, materialmen, carriers, warehousemen, vendors, repairmen, landlords, lessors and other like Persons, arising in the ordinary course of business, and (iv) in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, in the case of each of the foregoing clauses (i), (ii), (iii) and (iv), provided that any amounts secured by such Liens are not overdue;

               (x) any Lien in respect of judgments and awards to the extent that such judgments or awards are being contested in good faith and adequate insurance or appropriate reserves are maintained with respect thereto on the books of the Parent and its Subsidiaries to the extent required by GAAP;

               (xi) any Lien on fixed assets (or any improvement thereon) or in rights relating thereto, in each case, acquired or constructed by the Parent or any Subsidiary after the date of the Closing to secure Indebtedness of the Parent or such Subsidiary incurred in connection with such acquisition or construction, provided that (i) no such Lien shall extend to or cover any property other than the property (or improvement thereon) being acquired or constructed, (ii) the amount of Indebtedness secured by any such Lien shall not exceed an amount equal to the lesser of (A) the cost to the Parent or such Subsidiary of the property (or improvement thereon) being acquired or constructed or (B) the fair market value (as determined in good faith by the Parent) of such property, determined at the time of such acquisition or at the time of substantial completion of such construction, and (iii) such Lien shall be created concurrently with or within 120 days after such acquisition or the substantial completion of such construction; and

               (xii) any Lien securing Indebtedness or other obligations, so long as such Indebtedness or other obligations (when aggregated with all other Priority Debt outstanding as at the time of granting such Lien or entering into such transaction, as the case may be) does not exceed 20% of Consolidated Shareholders' Equity as of the last day of the most recent fiscal period for which financial statements have been provided to holders of the Notes immediately preceding the date on which any such Lien is incurred.

     10.4 PRIORITY DEBT

     The Parent shall ensure that Priority Debt shall at no time exceed 20% of Consolidated Shareholders' Equity.

     10.5 SALE OF ASSETS

     Neither the Parent nor any other member of the Group will make any Asset Disposition unless, immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was subject to any Asset Disposition occurring in the 12-month period prior to such Asset Disposition does not exceed 15% of the Total Assets as of the end of the then most recently ended fiscal year of the Parent for which financial statements have been delivered to holders of the Notes; provided, however, that if the Net Proceeds Amount of any Asset Disposition is applied to either (i) a Debt Prepayment Application (ii) a Property Reinvestment Application or (iii) a combination of a Debt Prepayment Application and a Property Reinvestment Application within 365 days following the consummation of such Asset Disposition, then such Asset Disposition, for the purpose of determining compliance with this Section 10.5 covenant as of any date, shall be disregarded and be deemed not to be an Asset Disposition.

     10.6 FINANCIAL CONDITION

     The Parent shall ensure that:

          (a) the ratio of EBITDA to Net Financial Charges will not be less than 4.0 to 1 in respect of any Relevant Period; and

          (b) the ratio of Net Debt (as at any Relevant Date) to Consolidated Shareholders' Equity (in respect of the period ending on that Relevant
     Date) will not be greater than 2.0 to 1.

11   EVENTS OF DEFAULT.

     An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Parent defaults in the performance of or compliance with any term contained in Section 7.1(e) or any term contained in Section 10 (to the extent such Default is not susceptible to cure); or

          (d) the Company or the Parent defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Senior Financial Officer of the Parent obtaining actual knowledge of such default and (ii) the receipt of written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

          (e) any representation or warranty made in writing by or on behalf of the Company, the Parent or any Subsidiary Guarantor in this Agreement, the Other Agreements, the Parent Guarantee or the Subsidiary Guarantee proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) the Parent or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least U.S.$25,000,000 (beyond any period of grace provided with respect thereto), or the Parent or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least U.S.$25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

          (g) the Company, the Parent or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in insolvency or bankruptcy, for liquidation or winding-up, or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,
     (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated or wound-up, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, the Parent or any of its Material Subsidiaries, a custodian, receiver, administrator, administrative receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in insolvency or bankruptcy or for liquidation or winding-up, or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, the Parent or any of its Material Subsidiaries, or any such petition shall be filed against the Company, the Parent or any of its Material Subsidiaries and such petition shall not be dismissed within 90 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of U.S.$25,000,000 are rendered against one or more of the Parent and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

          (j) the Parent Guarantee ceases to be in full force and effect with respect to the Parent other than in accordance with the terms thereof and the terms of this Agreement or the Parent so alleges in writing;

          (k) the Subsidiary Guarantee ceases to be in full force and effect with respect to any Subsidiary Guarantor other than in accordance with its terms or the Parent or any such Subsidiary Guarantor so alleges in writing; or

          (l) if the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed U.S.$300,000,000 and any such event or events either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

12   REMEDIES ON DEFAULT, ETC.

     12.1 ACCELERATION.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c)  If any Event of Default described in paragraph (a) or (b) of
     Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     12.2 OTHER REMEDIES.

     If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     12.3 RESCISSION.

     At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if
(a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     12.4 WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

     No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15.1, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     13.1 REGISTRATION OF NOTES.

     The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     13.2 TRANSFER AND EXCHANGE OF NOTES.

     Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than U.S.$500,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than U.S.$500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.

     13.3 REPLACEMENT OF NOTES.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original purchaser of a Note or another holder of a Note with a minimum net worth of at least U.S.$50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14   PAYMENTS ON NOTES.

     14.1 PLACE OF PAYMENT.

     Subject to Section 14.2, payments of principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Citibank, N.A., in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     14.2 HOME OFFICE PAYMENT.

     So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15   EXPENSES, ETC.

     15.1 TRANSACTION EXPENSES.

     Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a single special U.S. counsel and a single special Italian counsel, to the extent special Italian counsel is appointed on behalf of the purchasers) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Parent Guarantee, the Subsidiary Guarantee or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Parent Guarantee, the Subsidiary Guarantee or the Notes, including, without limitation, any registration tax, stamp duty tax or other similar tax, duty or charges incurred in relation to this Agreement, the Parent Guarantee, the Subsidiary Guarantee or the Notes, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Parent Guarantee, the Subsidiary Guarantee or the Notes, or by reason of being a holder of any Note, (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the fees and costs incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO in an amount not to exceed $4,000, and all subsequent annual and interim filings of documents and financial information related to this Agreement with the SVO in an amount not to exceed $4,000 per annum. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you) for any pre-Closing activity.

     15.2 SURVIVAL.

     The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Parent Guarantee, the Subsidiary Guarantee or the Notes, and the termination of this Agreement.

16   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or the Parent pursuant to this Agreement shall be deemed representations and warranties of the Company or the Parent under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and the Parent, and supersede all prior agreements and understandings relating to the subject matter hereof.

17   AMENDMENT AND WAIVER.

     17.1 REQUIREMENTS.

     This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, the Parent and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Modified Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17, or 20.

     17.2 SOLICITATION OF HOLDERS OF NOTES.

          (a) SOLICITATION. The Company and the Parent will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company and the Parent will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this
     Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

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

          (b) PAYMENT. Neither the Company nor the Parent will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     17.3 BINDING EFFECT, ETC.

     Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company and the Parent without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Parent and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     17.4 NOTES HELD BY COMPANY, ETC.

     Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, the Parent or any of its Affiliates shall be deemed not to be outstanding.

18   NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (a) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (c) if to the Parent, to the Parent at its address set forth at the beginning hereof to the attention of Enrico Cavatorta and Marianna Nasce, or at such other address as the Parent shall have specified to the holder of each Note in writing.

          (d) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Vito Giannola, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19   REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company and the Parent agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or the Parent or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20   CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Parent or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, the Parent Guarantee or the Subsidiary Guarantee that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Parent or such Subsidiary, PROVIDED that such term does not include information that
(a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Parent or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (i) your trustees, directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company or the Parent (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement, the Parent Guarantee and the Subsidiary Guarantee. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company or the Parent in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company, the Parent and any Subsidiary Guarantor embodying the provisions of this Section 20. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties to this Agreement acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the Notes (and any related transactions or arrangements) and (ii) each Purchaser (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Notes and all materials of any kind (including opinions or other tax analyses) that are provided to such Purchaser relating to such tax treatment and tax structure, all within the meaning of the U.S. Department of the Treasury Regulations Section 1.6011-4.

21   SUBSTITUTION OF PURCHASER.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company and the Parent, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company and the Parent of notice of such transfer, wherever the word "you" is used in this Agreement

     (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22   MISCELLANEOUS.

     22.1 SUCCESSORS AND ASSIGNS.

     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     22.2 PAYMENTS DUE ON NON-BUSINESS DAYS.

     Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or Modified Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     22.3 SEVERABILITY.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     22.4 CONSTRUCTION.

     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     22.5 COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     22.6 GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS.

     This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State. The Company and the Parent represent and warrant that they are not entitled to immunity from judicial proceedings and agree that, if judicial proceedings are brought by any holder of Notes to enforce any right or remedy under this Agreement or under any Note, no immunity from such proceedings will be claimed by or on behalf of the Company and the Parent or with respect to their property. With respect to any such suit, action or proceeding which may be brought by any holder of Notes, the Company and the Parent hereby consent to submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement and waives any objection which it may have to the venue of any such suit, action or proceeding in any such court and any claim or defense of inconvenient forum. The Company and the Parent have delivered to you a true and correct copy of an instrument by which the Company and the Parent have irrevocably appointed CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its authorized agent upon which process may be served in any such suit, action or proceeding and by which CT Corporation System has accepted such appointment. The Company and the Parent will take any and all action, including the execution and filing of all such documents and instruments, as may be necessary to effect and continue the appointment of such agent in full force and effect, or if necessary by reason of any fact or condition relating to such agent, to replace such agent (but only after having given notice thereof to each holder of Notes). The Company and the Parent agree that service of process upon such agent and written notice of such service given to the Company or the Parent shall be deemed in every respect effective service of process upon the Company or the Parent in any such suit, action or proceeding in any such court. In making the foregoing appointment and submission to jurisdiction, the Company and the Parent expressly waive the benefit of any contrary provisions of foreign law. Nothing in this
Section 22.6 shall affect the right of any holder of Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or Parent in any court in which the Company and the Parent are subject to suit.

     22.7 WITHHOLDING TAXES.

     All payments whatsoever under this Agreement and the Notes will be made by the Company in lawful currency of the United States of America free and clear of, and without liability or withholding or deduction for or on account of, any Taxes of whatever nature, including, without limitation, net income or franchise taxes, imposed or levied by or on behalf of any jurisdiction other than, in respect of Persons that are residents of the United States of America, the United States of America or, in respect of Persons that are residents of the Republic of Ireland, the Republic of Ireland (or any political subdivision or taxing authority of or in such jurisdiction)(hereinafter a "Taxing Jurisdiction"), unless the withholding or deduction of such Tax is compelled by law.

     If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Company under this Agreement or the Notes, the Company will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid and pay such additional amounts as may be necessary in order that the net amounts paid to each holder pursuant to the terms of this Agreement or the Notes after such deduction, withholding or payment (including without limitation any required deduction or withholding of Tax on or with respect to such additional amount) (the "Additional Amounts"), shall be not less than the amounts then due and payable under the terms of this Agreement or the Notes, PROVIDED that no payment of any Additional Amounts shall be required to be made:

          (a) to any beneficial owner of a Note or its nominee not either (i) a United States person, within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code") (such person, a "U.S. Person"), or (ii) a "qualified person" within the meaning of Article 23 of the Convention Between the Government of the United States of America and the Government of Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital Gains, dated July 28, 1997 (the "US/Ireland Treaty") and not subject to the limitations imposed by Code Section 894(c) (such person, a "Republic of Ireland Person"), in excess of the amount which the Company (x) would have been obligated to pay if such holder or its nominee had been a U.S. Person and entitled to claim the benefits of the double tax treaty (if any) in force at the relevant time between the United States and the Taxing Jurisdiction (for original Purchasers that are U.S. Persons), or (y) would have been obligated to pay if such holder or its nominee had been a Republic of Ireland Person and entitled to claim the benefits of the double tax treaty (if any) in force at the relevant time between the Republic of Ireland and the Taxing Jurisdiction (for original Purchasers that are Republic of Ireland Persons);

          (b) for or on account of any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settler, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the relevant Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including without limitation such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, being or having been engaged in a trade or business therein or having or having had a permanent establishment office, fixed base or branch therein, provided that this sub-clause (b) shall not be applicable if the identity of the Taxing Jurisdiction changes following an assumption by a new corporation of the Notes and the obligations of the Company hereunder and such present or former connection between such holder and the new Taxing Jurisdiction existed at the time of such change (but the Company's obligations pursuant to this paragraph shall be limited to the amount of any increase in Taxes resulting from such assumption above the amount of Taxes that would otherwise be payable by such holder in such jurisdiction);

          (c) for or on account of any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Company) in the filing with the relevant Taxing Jurisdiction or otherwise of Forms (as defined below) or the failure to accurately or validly complete such

     Forms that are required to be filed by such holder to avoid or reduce such Taxes; or

          (d)  any combination of clauses (a), (b) and (c) above.

     In the event that a double tax treaty in force on the date of this Agreement is repealed, amended or otherwise modified in a manner that caused the Company to pay an Additional Amount in excess of the amount payable as of the date of this Agreement, at the request of the Company, any holder(s) (other than holder(s) that are U.S. Persons) with respect to whose Notes such Additional Amounts are payable shall reasonably cooperate with the Company to cause the transfer of the Notes to a related person who may benefit from a double tax treaty in force at the relevant time if such transfer would reduce the Additional Amounts payable pursuant to this Section 22.7.

     By acceptance of any Note, the holder of such Note agrees that it will from time to time with reasonable promptness (x) duly complete and deliver (and cause its nominee, if any, to duly complete and deliver) to or as reasonably directed by the Company all such forms, certificates, documents and returns (which shall be provided together with instructions in English) provided to such holder by the Company (collectively "Forms") required to be filed by or on behalf of such holder or its nominee in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a double tax treaty between the United States and such Taxing Jurisdiction in force at the relevant time, for Purchasers that are U.S. Persons, or of a double tax treaty between the Republic of Ireland and such Taxing Jurisdiction in force at the relevant time, for Purchasers that are Republic of Ireland Persons, and (y) provide the Company with such information with respect to such holder or its nominee as the Company may reasonably request in order to complete any such Forms; provided, that nothing in this Section 22.7 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder and provided further that such request does not (in such holder's reasonable opinion) impose an unreasonable burden (in time, resources or otherwise) on such holder. For purposes of the preceding sentence, the holder agrees that the completion of United States Internal Revenue Service Forms W-9, W-8BEN, W-8IMY and W-8ECI (or any successor or alternative form provided such form requires substantially similar information as the form it replaces) do not require the holder to provide information that involves the disclosure of tax return or other information that is confidential or proprietary and the completion of such Forms do not impose an unreasonable burden (in time, resources or otherwise) on such holder.

     On or before the date of the Closing, the Company will furnish you with copies of the appropriate Form currently required to be filed pursuant to clause
(c) of the second paragraph of this Section 22.7, if any, and in connection with the transfer of any Note the Company will furnish the transferee of such Note with copies of all Forms then required.

     If the Company makes payment of an Additional Amount under this Section
22.7 for the account of the holder of any Note and such holder is entitled to a refund of the tax (a "Tax Refund") to which such payment is attributable, and such Tax

Refund may be obtained by filing Forms, then such holder shall, after receiving a written request therefor from the Company (which request shall specify in reasonable detail the Forms to be filed), file such Forms. If such holder subsequently receives such a Tax Refund, and such holder is readily able to identify the Tax Refund as being attributable to the tax with respect to which the Additional Amount was made, then such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund or remission and without prejudice to the right of such holder to obtain any other relief or allowance which may be available to it, reimburse the Company such amount as such holder shall determine in good faith to be the proportion of the Tax Refund as being attributable to the relevant Taxes or deduction or withholding, as will leave such holder, after such reimbursement, in no better or worse position than that in which such holder would have been if such payment of an Additional Amount by the Company had not been required. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof, or require any holder to account for any indirect taxation benefits arising from the deduction or withholding of any Tax.

     The Company will furnish the holders of Notes, within 30 days after the date of any payment by the Company of any Tax in respect of any amounts paid under this agreement or the Notes, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Company, a duly certified copy of the original tax receipt of any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

     The obligations of the Company under this Section 22.7 will survive the payment or transfer of any Note and the termination of this Agreement.

     22.8 OBLIGATION TO MAKE PAYMENTS IN DOLLARS.

     Any payment on account of an amount that is payable hereunder in Dollars which is made to or for the account of any holder of a Note in lawful currency of any other jurisdiction (the "Other Currency") whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company shall constitute a discharge of the Company's obligation, as applicable, under this Agreement only to the extent of the amount of Dollars which such holder could purchase in the New York foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Sunday) on which banks in New York are generally open for business following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Company shall indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder of a Note from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

     22.9 ADDITIONAL SUBSIDIARY GUARANTORS.

     If the Company wishes, from time to time, any of its Subsidiaries to become an Additional Subsidiary Guarantor, then it shall have such Subsidiary deliver to each holder (i) an Instrument of Accession executed by such Additional Subsidiary Guarantor, (ii) one or more legal opinions from independent legal advisers reasonably acceptable to Required Holders (and for the avoidance of doubt, Winston & Strawn, as U.S. counsel, and Grimaldi e Associati, as Italian counsel, are deemed to be reasonably acceptable for these purposes), in form and substance reasonably acceptable to Required Holders, relating to such Additional Subsidiary Guarantor and substantially to the same effect as those legal opinions delivered on the date of Closing with respect to the Initial Subsidiary Guarantor and (iii) an Officer's Certificate for such Additional Subsidiary Guarantor substantially to the same effect as delivered on the date of Closing for the Initial Subsidiary Guarantor in accordance with Section 4.3(d).

*  *  *  *  *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement among you, the Company and the Parent.

                                              Very truly yours,

                                              LUXOTTICA U.S. HOLDINGS CORP.

                                              ---------------------------------
                                              By:
                                              Title:


                                              LUXOTTICA GROUP S.p.A.

                                              ---------------------------------
                                              By:
                                              Title:

The foregoing is hereby
agreed to as of the
date thereof.

[ADD PURCHASER SIGNATURE BLOCKS]

                                   SCHEDULE B

                                  DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "ADDITIONAL AMOUNT" is defined in Section 22.7.

     "ADDITIONAL SUBSIDIARY GUARANTORS" means any Subsidiary that voluntarily becomes a Subsidiary Guarantor in accordance with Section 22.9.

     "AFFILIATE" means at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary, and (c) any corporation or other Person of which the Parent and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Parent.

     "AMOUNT OF UNFUNDED BENEFIT LIABILITIES" is defined in Section 11(l).

     "ASSET DISPOSITION" means, with respect to any Person, any sale, lease, transfer or other disposition, in a single transaction or a series of related transactions, of any of its assets or properties, including, without limitation, the capital stock of its Subsidiaries, other than any sale, lease, transfer or other disposition:

               (i) of inventory held for sale or other dispositions made in the ordinary course of business of the disposing entity;

               (ii) of assets in exchange for other assets comparable or superior as to type, value and quality;

               (iii) by any member of the Group to any other member of the Group;

               (iv)    permitted pursuant to Section 10.2 hereof;

               (v)     with the prior written consent of Required Holders;

               (vi) of obsolete equipment, inventory, fixtures or other assets not required for the Group's business;

               (vii)   which is a sale and leaseback transaction; or

               (viii) comprising the granting of leases or sub-leases of premises not presently required for the business of any member of the Group and which are on arm's length commercial terms.

     "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

     "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "CLOSING" is defined in Section 3.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "COMMON EQUITY" means, with respect to any Person, all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock).

     "COMPANY" means Luxottica U.S. Holdings Corp., a Delaware corporation.

     "CONFIDENTIAL INFORMATION" is defined in Section 20.

     "CONSOLIDATED SHAREHOLDERS' EQUITY" means, as of any date, the consolidated shareholders' equity shown on the consolidated financial statements of the Group most recently delivered to the holders of the Notes.

     "CURRENCY RESTRICTION EVENT" means, in connection with the assumption by any successor to the Company or the Parent of the Company's or the Parent's obligations under this Agreement or the Parent Guarantee, as the case may be, pursuant to a merger, consolidation, etc., the existence of any laws, regulations, rules or statutes, in effect at the time of such assumption in any jurisdiction from which the successor would be originating any payments under this Agreement, the Notes or the Parent Guarantee that would subject such payments to any foreign exchange controls or other similar restrictions.

     "DEBT PREPAYMENT APPLICATION" means, with respect to any Asset Disposition, the application by the Parent or any of its Subsidiaries of all or any portion of the Net Proceeds Amount to permanently prepay any Indebtedness of the Parent or any of its Subsidiaries or any Priority Debt, provided that, if in the course of such application the Company makes an offer to prepay outstanding Notes in accordance with Section 8.2 of this Agreement, the Modified Make-Whole Amount shall be applied for the purposes of such a prepayment. If any holder of a Note fails to accept such offer of prepayment, then, for purposes of the preceding sentence only, the Company nevertheless will be deemed to have prepaid Indebtedness in an amount equal to the aggregate principal amount of Notes of such holder which the Company has offered to prepay.

     "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "DEFAULT RATE" means: (a) with respect to the Series A Notes, that rate of interest that is the greater of (i) 5.94% per annum or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York, as its "base" or "prime" rate; (b) with respect to the Series B Notes, that rate of interest that is the greater of (i) 6.45% per annum or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York, as its "base" or "prime" rate; and with respect to the Series C Notes, that rate of interest that is the greater of (i) 6.45% per annum or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York, as its "base" or "prime" rate

     "DISPOSITION VALUE" means, at any time, with respect to any property or assets:

     (a) in the case of property or assets that do not constitute capital stock of any Subsidiary, the book value thereof, valued at the time of such disposition in good faith by the Parent, and

     (b) in the case of property or assets that constitute capital stock of a Subsidiary, an amount equal to (i) the book value of the assets of the Subsidiary that issued such stock, multiplied by (ii) the percentage, expressed as a decimal, of the total outstanding Common Equity of such Subsidiary that is represented by the Common Equity being sold (assuming, in making such calculations, that all securities convertible into such Common Equity are so converted and giving effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition hereof, in good faith by the Parent.

     "DOLLARS" or "U.S.$" or "$" means the lawful currency of the United States of America.

     "EBITDA" means, in relation to any Relevant Period, the consolidated income from operations of the Group for that Relevant Period after adding back all amounts deducted from consolidated income from operations for depreciation, amortization, write-downs of goodwill and other intangible assets, and extraordinary or non-recurring items, as determined from the consolidated financial statements of the Group and compliance certificates required to be delivered under this Agreement.

     "ENVIRONMENT" means living organisms including the ecological systems of which they form part and the following media: (a) air (including air within buildings or natural or man-made structures, whether above or below ground); (b) water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and (c) land (including land under water).

     "ENVIRONMENTAL LAWS" means all laws and regulations of any relevant jurisdiction which: (a) have as a purpose the protection of, and/or prevention of harm or damage to, the Environment; (b) provide remedies or compensation for harm or damage to the Environment; or (c) relate to Hazardous Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent under section 414 of the Code.

     "EVENT OF DEFAULT" is defined in Section 11.

     "EVENT OF ILLEGALITY" means, in connection with the assumption by any successor to the Company or the Parent of the Company's or the Parent's obligations under this Agreement or the Parent Guarantee, as the case may be, pursuant to a merger, consolidation, etc., a determination, in good faith, after consultation with counsel, by any holder of Notes that at the time of such assumption and by virtue thereof the continued maintenance of such holder's interest in its Notes has been made unlawful by any U.S. law or governmental rule, regulation or order applicable to such holder.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

     "FINANCING DOCUMENTS" means all agreements and ancillary documents entered into in connection with the execution and delivery of this Agreement and the Other Agreements and the issuance of the Notes.

     "FOREIGN PENSION PLAN" means any plan, fund (including without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Parent or any one or more of its Subsidiaries primarily for the benefit of employees of the Parent or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, or should the Parent adopt for the purposes of its SEC reporting International Accounting Standards, International Accounting Standards.

     "GOVERNMENTAL AUTHORITY" means

          (a)  the government of

               (ix) the United States of America or any State or other political subdivision thereof, or

               (x)     Italy or any political subdivision thereof, or

               (xi) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "GOVERNMENTAL PLAN" is defined in 6.2.

     "GROUP" means Luxottica Group S.p.A. and its Subsidiaries, collectively.

     "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

     In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "HAZARDOUS SUBSTANCE" means any waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the Environment.

     "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to
Section 13.1.

     "INDEBTEDNESS" means any indebtedness for or in respect of the following (without duplication) if and to the extent any of the following would appear as a liability on a balance sheet prepared in accordance with GAAP:

          (a)  moneys borrowed;

          (b) any amount raised by acceptance under any acceptance credit facility;

          (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

          (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

          (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

          (f) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price relating to Indebtedness (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

          (g) shares of capital stock which are required to be redeemed (other than at the option of the issuer) before the final maturity of the Notes;

          (h) any reimbursement obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (provided that, for all purposes (other than in relation to the cross default provision) any reimbursement obligation relating to the obligations of a member of the Group arising in the ordinary course of its trading for purposes other than to raise finance, shall not be included in this paragraph (h)); and

          (j) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

     "INITIAL SUBSIDIARY GUARANTOR" means Luxottica S.r.l., a corporation incorporated in Italy.

     "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "INSTRUMENT OF ACCESSION" means an Instrument of Accession substantially in the form of Annex B to the form of Subsidiary Guarantee attached hereto as
Exhibit 1(c).

     "ITALIAN STOCK EXCHANGE" means Borsa Italiana S.p.A.

     "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

     "MATERIAL" means material in relation to the business, financial condition or results of operations of the Group, taken as a whole.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, financial condition or results of operations of the Group, taken as a whole, (b) the ability of either the Company or the Parent to perform its respective material obligations under this Agreement and the Notes or the Parent Guarantee, (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guarantee or (d) the validity or enforceability of this Agreement, the Parent Guarantee, the Subsidiary Guarantee or the Notes.

     "MATERIAL SUBSIDIARY" means a Subsidiary of the Parent the profits before interest and tax or net assets of which as at the date as at which its latest annual audited or quarterly consolidated financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate account for 5% or more of the consolidated profits before interest and tax or net assets (respectively) of the Group (all as calculated by reference to the latest annual audited or quarterly consolidated financial statements of the Group).

     "MODIFIED MAKE-WHOLE AMOUNT" means the Make-Whole Amount computed with a Reinvestment Yield in which a spread of "0.75%" has been substituted for the spread of "0.50%".

     "MEMORANDUM" is defined in Section 5.3.

     "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "NET DEBT" means, as at any particular time, as determined from the consolidated financial statements of the Group, the sum of (i) bank overdrafts, PLUS (ii) notes payable, PLUS (iii) current portion of long term debt, PLUS (iv) long term debt, MINUS (v) cash and cash equivalents, MINUS (vi) restricted cash.

     "NET FINANCIAL CHARGES" means, in relation to any Relevant Period, the consolidated amount of interest expense of the Group, MINUS interest income, all as determined from the consolidated financial statements of the Group.

     "NET PROCEEDS AMOUNT" means, with respect to any Asset Disposition, an amount equal to the following:

          (a) the aggregate amount of cash or cash equivalents received by such Person in respect of such Asset Disposition, MINUS

          (b) all ordinary and reasonable out-of-pocket costs and expenses (including, without limitation, any investment banking fees, brokerage fees or sales commissions) incurred by such Person in connection with such Asset Disposition, MINUS

          (c) any taxes paid or payable by such Person as a result of such Asset Disposition, MINUS

          (d) appropriate amounts to be provided by such Person as a reserve, in accordance with GAAP, against any liability associated with such Asset Disposition, including, without limitation, liabilities under any indemnification obligations associated with such Asset Disposition.

     "NEWLY-ACQUIRED SUBSIDIARY" is defined in Section 10.3 of the Note Purchase Agreement.

     "NOTES" is defined in Section 1.

     "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company or the Parent, as applicable, whose responsibilities extend to the subject matter of such certificate.

     "OTHER AGREEMENTS" is defined in Section 2.

     "OTHER PURCHASERS" is defined in Section 2.

     "PARENT" means Luxottica Group S.p.A., an Italian corporation.

     "PARENT GUARANTEE" is defined in Section 1(b).

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "PERMITTED LIEN" is defined in Section 10.3.

     "PERSON" means an individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "PRIORITY DEBT" means, without duplication, the aggregate of (i) all Indebtedness of the Group that is secured by a Lien permitted pursuant to
Section 10.3(b) sub-clause (xii) of this Agreement (and not permitted by any other sub-clause in Section 10.3), other than a Lien on the capital stock of either the Company or any Subsidiary Guarantor and (ii) Indebtedness of any member of the Group other than the Parent, the Company or any Subsidiary that pursuant to the Subsidiary Guarantee, entered into in accordance with Section 23.9, voluntarily guarantees the Company's obligations under this Agreement; provided, however, that for the purposes of this definition of Priority Debt, the Indebtedness of any Newly-Acquired Subsidiary shall not be included in the determination of Priority Debt (nor, for the avoidance of doubt, shall the refinancing of any such Indebtedness be included in the determination of Priority Debt, but only to the extent the aggregate principal amount of such Indebtedness is not increased as a result of such refinancing) so long as such Indebtedness was not incurred or increased in contemplation of the acquisition and is not increased other than as permitted by a revolving credit facility or other arrangement entered into by the Newly-Acquired Subsidiary that is in effect at the time of, and not entered into in contemplation of, the acquisition.

     "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "PROPERTY REINVESTMENT APPLICATION" means, with respect to any Asset Disposition, the application of all or any portion of the Net Proceeds Amount to the acquisition by any member of the Group of property or assets (including the capital stock of any entity) that replaces the property or assets that were subject to the Asset Disposition or in property or assets that will be used or useful in the business or operations of the Group.

     "PTCE" is defined in Section 6.2(f).

     "PTE" is defined in Section 6.2(b).

     "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "RELEVANT DATE" means March 31, June 30, September 30 or December 31 in any year.

     "RELEVANT PERIOD" means each period of 12 months ending on a Relevant Date.

     "REQUIRED HOLDERS" means, at any time, the holder or holders of greater than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by Company or any of its Affiliates).

     "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other director or officer of the Company or the Parent, as applicable, with responsibility for the administration of the relevant portion of this Agreement.

     "SEC" means the U.S. Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

     "SENIOR FINANCIAL OFFICER" means the chief financial officer, finance director, principal accounting officer, treasurer or comptroller of the Company or the Parent, as applicable.

     "SOLVENT" means with respect to the Initial Subsidiary Guarantor that on the date of Closing (i) the fair market value of the assets of the Initial Subsidiary Guarantor is greater than the total amount of liabilities (including contingent liabilities) of the Initial Subsidiary Guarantor, (ii) the present fair saleable value of the assets of the Initial Subsidiary Guarantor is greater than the sum of stated liabilities and identified contingent liabilities, (iii) the Initial Subsidiary Guarantor is able to realise upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature,
(iv) the Initial Subsidiary Guarantor does not have unreasonably small capital and (v) the Initial Subsidiary Guarantor is not unable to or has not been deemed to be unable to pay its debts as they fall due.

     "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, joint venture or limited liability company if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Parent.

     "SUBSIDIARY GUARANTEE" is defined in Section 1(c).

     "SUBSIDIARY GUARANTORS" means each of the Initial Subsidiary Guarantor and any Additional Subsidiary Guarantors.

     "SVO" means the Securities Valuation Office of the National Association of Insurance Commissioners.

     "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

     "TAXING JURISDICTION" is defined in Section 22.7.

     "TOTAL ASSETS" means, as of the date of any determination, the consolidated total assets of the Group shown on the consolidated financial statements of the Group most recently delivered to the holders of the Notes.

     "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary all of the equity interests (except director's qualifying shares) and voting interests of which are owned by any one or more of the Parent and other Wholly-Owned Subsidiaries.

                                                                 EXHIBIT 1(a)(i)

                              FORM OF SERIES A NOTE

                          LUXOTTICA U.S. HOLDINGS CORP.

           3.94% SERIES A SENIOR GUARANTEED NOTE DUE SEPTEMBER 3, 2008

No. [_____]                                                               [Date]
$[_______]                                                       PPN 55068# AA 7

     FOR VALUE RECEIVED, the undersigned, Luxottica U.S. Holdings Corp. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [____________] DOLLARS on [_________, ______],
with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of 3.94% per annum from the date hereof, payable semiannually, on the 3rd day of September and March in each year, commencing with the September or March next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 5.94% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York, as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal offices of Citibank, N.A., in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Series A Senior Guaranteed Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of September 3, 2003 (as from time to time amended, the "Note Purchase Agreements"), among the Company, Luxottica Group S.p.A. and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The obligations of the Company under and with respect to this Note are guaranteed by Luxottica Group S.p.A. in accordance with the terms of the Parent Guarantee

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                   Luxottica U.S. Holdings Corp.

                                                   -------------------------
                                                   By:
                                                   Title:

                                                                EXHIBIT 1(a)(ii)

                              FORM OF SERIES B NOTE

                          LUXOTTICA U.S. HOLDINGS CORP.

           4.45% SERIES B SENIOR GUARANTEED NOTE DUE SEPTEMBER 3, 2008

No. [_____]                                                               [Date]
$[_______]                                                       PPN 55068# AB 5

     FOR VALUE RECEIVED, the undersigned, Luxottica U.S. Holdings Corp. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________], or registered assigns, the principal sum of [_________________] DOLLARS on [________, ________], with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.45% per annum from the date hereof, payable semiannually, on the 3rd day of September and March in each year, commencing with the September or March next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.45% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A., from time to time in New York, New York, as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal offices of Citibank, N.A. in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Series B Senior Guaranteed Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of September 3, 2003 (as from time to time amended, the "Note Purchase Agreements"), among the Company, Luxottica Group S.p.A. and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The obligations of the Company under and with respect to this Note are guaranteed by Luxottica Group S.p.A. in accordance with the terms of the Parent Guarantee.

     This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                   Luxottica U.S. Holdings Corp.

                                                   -------------------------
                                                   By:
                                                   Title:

                                                               EXHIBIT 1(a)(iii)

                              FORM OF SERIES C NOTE

                          LUXOTTICA U.S. HOLDINGS CORP.

           4.45% SERIES C SENIOR GUARANTEED NOTE DUE SEPTEMBER 3, 2010

No. [_____]                                                               [Date]
$[_______]                                                       PPN 55068# AC 3

     FOR VALUE RECEIVED, the undersigned, Luxottica U.S. Holdings Corp. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [____________] DOLLARS on [_________, ______],
with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of 4.45% per annum from the date hereof, payable semiannually, on the 3rd day of September and March in each year, commencing with the September or March next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.45% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A., from time to time in New York, New York, as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal offices of Citibank, N.A. in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Series C Senior Guaranteed Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of September 3, 2003 (as from time to time amended, the "Note Purchase Agreements"), among the Company, Luxottica Group S.p.A. and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The obligations of the Company under and with respect to this Note are guaranteed by Luxottica Group S.p.A. in accordance with the terms of the Parent Guarantee.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                   Luxottica U.S. Holdings Corp.

                                                   -------------------------
                                                   By:
                                                   Title:

                                                                    EXHIBIT 1(b)

                            FORM OF PARENT GUARANTEE

                                                                    EXHIBIT 1(c)

                          FORM OF SUBSIDIARY GUARANTEE

                                                                    EXHIBIT 1(d)

                         FORM OF INSTRUMENT OF ACCESSION
                             TO SUBSIDIARY GUARANTEE

     INSTRUMENT OF ACCESSION dated ________, _____, made by [name of new Subsidiary Guarantor], a company organized under the laws of __________ (the "ACCEDING SUBSIDIARY GUARANTOR") in respect of the Subsidiary Guarantee dated September 3, 2003 (the "SUBSIDIARY GUARANTEE") made from the Subsidiary Guarantors set forth therein to the Noteholders (as defined therein). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Subsidiary Guarantee.

1. ASSUMPTION. The Acceding Subsidiary Guarantor hereby expressly assumes and agrees, with effect from and after the date hereof, to perform and observe each and every one of the covenants, conditions, obligations, duties and liabilities applicable to a "Subsidiary Guarantor" under the Subsidiary Guarantee, jointly and severally with all other Subsidiary Guarantors under the Subsidiary Guarantee, as if the Acceding Subsidiary Guarantor had been an original party thereto. All references to any Subsidiary Guarantor in the Note Purchase Agreements, the Notes, the Subsidiary Guarantee or any document, instrument or agreement executed and delivered or furnished in connection therewith shall be deemed to be and include references to the Acceding Subsidiary Guarantor.

2. REPRESENTATIONS AND WARRANTIES. The Acceding Subsidiary Guarantor jointly and severally represents and warrants to each Noteholder as of the date hereof as follows:

     2.1 ORGANIZATION; POWER AND AUTHORITY. It is a company or corporation duly organized and validly existing under the laws of its jurisdiction of formation, and is duly qualified as a foreign company or corporation and is in good standing in each jurisdiction in which such qualification is required by applicable law, other than those jurisdictions as to which the failure to be so qualified or validly existing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. It has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Instrument of Accession and the Subsidiary Guarantee and to perform the provisions hereof.

     2.2 AUTHORIZATION, ETC. This Instrument of Accession and the Subsidiary Guarantee has been duly authorized by all necessary corporate action, and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.3 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by such Acceding Subsidiary Guarantor of this Instrument of Accession and the Subsidiary Guarantee will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Acceding Subsidiary Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which it is bound or by which it or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Acceding Subsidiary Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Acceding Subsidiary Guarantor; except, in each case, any such breach, default, conflict, violation or Lien that would not reasonably be expected to have a Material Adverse Effect.

     2.4 GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Acceding Subsidiary Guarantor of this Instrument of Accession or the Subsidiary Guarantee, except for information filings made with the SEC pursuant to the Exchange Act.

     2.5 SOLVENCY. The Acceding Subsidiary Guarantor is, and upon execution and delivery of this Instrument of Accession and the Subsidiary Guarantee will be (a) Solvent and (b) a "solvent institution", as said term is used in section 1405(c) of the New York State Insurance Law, whose "obligations are not in default as to principal or interest", as said terms are used in said section 1405(c). As used herein, the term "Solvent" means, with respect to the any Acceding Subsidiary Guarantor on a particular date, that on such date (i) the fair market value of the assets of such entity is greater than the total amount of liabilities (including contingent liabilities) of the entity, (ii) the present fair saleable value of the assets of such entity is greater than the sum of stated liabilities and identified contingent liabilities, (iii) such entity is able to realise upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, (iv) such entity does not have unreasonably small capital and (v) such entity is not unable to or has not been deemed to be unable to pay its debts as they fall due.

     2.6 CORPORATE BENEFIT. Having taken into account the financial interdependence and mutual reliance between such Acceding Subsidiary Guarantor, the Company and the Parent and its Subsidiaries, the continuing financial and other assistance from time to time given by such Acceding Subsidiary Guarantor to the Company and the Parent and its Subsidiaries, and vice versa, such Acceding

          Subsidiary Guarantor will derive material benefits, directly or indirectly from the financing obtained through the Notes, both as a separate corporate entity and as a member of the Group.

3.   INFORMATION.

     Address:

     Telephone:

     Facsimile:

4. GOVERNING LAW. This Instrument of Accession shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

     IN WITNESS WHEREOF, the Acceding Subsidiary Guarantor has caused this Instrument of Accession to be duly executed and delivered as of the day and year first above written.

     [ACCEDING SUBSIDIARY GUARANTOR]

     By
        ---------------------------

     Name:

     Title: